Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Brian Keogh
425-453-9400

ESTERLINE APPOINTS MARY L. HOWELL TO BOARD OF DIRECTORS

Bellevue, Wash., March 7, 2011 – Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving aerospace and defense markets, today announced that Mary L. Howell has been appointed to the company’s board of directors.

Howell, a retired Executive Vice President with Textron, Inc., was responsible for the defense programs that account for over 70% of Textron’s profits, and also for the international growth of the company, especially in China and India. She first joined Textron in 1980 and became one of its six top executives in charge of managing the corporation in the fifteen years prior to her retirement in December 2009. In the course of her career, Howell was active in programs supporting the U.S. Marine Corps and was the first woman ever to receive the prestigious Charles Ruch Semper Fidelis Award for her leadership and support of the Marine Corps mission. She was recently named an Honorary Marine, a designation fewer than 100 people can claim.

Brad Lawrence, Esterline CEO, said, “The three decades of industry-specific knowledge Mary brings to our board are invaluable.” Lawrence added that, “The accolades she has received from her work as a business executive and in the community show us she believes in the same culture we foster here at Esterline and the caliber of recognition is, to say the least, impressive.”

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Howell is a graduate of the University of Massachusetts at Amherst. She currently serves on two other boards: FM Global and the Atlantic Council of the United States.

Howell joins Delores M. Etter, who was appointed to Esterline’s board in December, in succeeding two long-time board members who recently retired: John F. Clearman, retired special advisor to the board of Milliman USA, and Lewis E. Burns, retired director/consultant for Dover Corporation.

About Esterline

Esterline Corporation is a leading world-wide supplier to the aerospace and defense industry specializing in three core areas: Avionics & Controls, Sensors & Systems, and Advanced Materials. Operations within the Avionics & Controls segment focus on high-technology electronics products for military and commercial aircraft and land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other industrial applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers. Operations within the Advanced Materials segment focus on technologies, including high-temperature resistant materials and components used for a wide range of military and commercial aerospace purposes and combustible ordnance and electronic warfare countermeasure products.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.